EXHIBIT 99.1

Overview of SteraMist & Future Developments

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# Behind SteraMist Technology

Funded by a grant provided by the **U.S. Defense Advanced Research Projects Agency (DARPA)**, ionized Hydrogen Peroxide (iHP) was developed as a direct response to the Anthrax attacks of 2001.

DARPA



BINARY IONIZATION TECHNOLOGY (BIT™) SOLUTION
For use as a
Hospital-HealthCare Disinfectant
Effective Broad-Spectrum Surface Disinfectant

Registered as a **Hospital-Healthcare disinfectant** with a 6-log efficacy against viral pathogens beyond Anthrax. **First combination of both solution and technology** to be registered by the EPA. TOMI amended their label in 2020 to include Emerging Pathogens.

EPA label further expanded, **five divisions emerged**: Hospital-Healthcare, Life Sciences, TOMI Service Network (TSN), Food Safety, and Commercial.



STERAMIST

EPA REGISTERED
EPA Reg. #90150-2

OMRI® LISTED
For Organic Use

AUTHORIZED FOR SALE
HEALTH CANADA
DIN No. 02469448

**LIST G:** Norovirus
**LIST H:** MRSA
**LIST K:** C. difficile spores
**LIST L:** Ebola
**LIST M:** H1N1
**LIST N:** SARS-CoV-2 Coronavirus

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Science Behind ionized Hydrogen Peroxide (iHP) Technology 3 All SteraMist products use BIT™ Solution and ionized Hydrogen Peroxide (iHP) Technology! SteraMist is the first EPA-registered combination that ensures consistent efficacy throughout all TOMI products. ONE TECHNOLOGY, MULTIPLE SOLUTIONS

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# SteraMist Advantages


MANUAL CLEAN

Relies on labor to physically cover surfaces. Often requires dilution or mixing before application. May leave behind residues and damage equipment.


ELECTROSTATIC SPRAYERS

Efficacy claims based on solution's EPA label, not when applied with an electrostatic sprayer. Large particle size that may affect efficacy in small areas. Long contact time.


ULTRAVIOLET (UV)

UV only produces a 3-4 log kill, sometimes 5 log kill at distances of approx. 3 feet. Shadowed surfaces comprises effectiveness.


OTHER HYDROGEN
PEROXIDE SOLUTIONS

High concentrated hydrogen peroxide and hydrogen peroxide mixed with other ingredients damages equipment and relies on contact time for efficacy. The room must be preconditioned.

## THE STERAMIST ADVANTAGE

- EPA REGISTERED
- NO WIPE. NO RINSE. **NO RESIDUE**
- **5 SEC** DISINFECTION
- **99.9999%** 6-LOG **EFFICACY**
- **WIDESPREAD** COVERAGE

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20 Countries TOMI’s products are EPA labeled for use as a Healthcare-Hospital Disinfectant and as a General Use, Multiple Use Disinfectant Our products are also FDA registered as a medical device TOMI’s products disinfect against: Staphylococcus aureus (Staphylococcus) (Staph) (ATTC #6538), Pseudomonas aeruginosa (Pseudomonas) (ATTC #15442), Methicillin Resistant Staphylococcus aureus (MSRA) (ATTC #33592), Salmonella enterica (Salmonella) (ATTC #10708), Influenza A vírus (H1N1) (ATTC #VR-1469), Clostridium difficile spores (C. diff) (ATTC #43598), Norovirus (Feline Calicivirus) (FCV) (ATTC #VR-782), Geobacillus stearothermophilus Spores (ATTC #12980) 50 States Registered In Registered In 32 Granted Patents 50 Patent Applications Worldwide 5 LIST N SARS CoV-2 CORONAVIRUS

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For Wellness and Everyday Life with a Mission to Help Customers Create a Healthier World Today and Tomorrow. Evolving SteraMist’s Superior Game-Changing Disinfection Meets TOMI’s Mission to Innovate for a Safer World.

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The SteraPak 8

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Transport Custom Engineered System 9 SteraMist Transport Custom Engineered System (CES) places powerful iHP (ionized Hydrogen Peroxide) into your vehicle, deliver. CUSTOM ENGINEERED DISINFECTION DESIGNED FOR ANY VEHICLE

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This product will be an affordable, easier to mobilize option for smaller labs and areas for vivariums, and potentially the healthcare industry. The Select Plus will allow for enhanced flexibility by using a single applicator to decontaminate full-room to small-space volume while maintain the size of the current Surface unit with more robust process controls. TOMI is developing a rotating connector to attached to an applicator stand. This will assist with distributing mist throughout the area. 10 Rotating App Connection

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# SteraBox

## STERABOX

POWERED BY BINARY IONIZATION TECHNOLOGY



Developed as a Decontamination Chamber (one door) or a Passthrough Box (two door). Engineered for **Northwestern University**

Designed to exclusively work with the **90º Applicator** and **SteraMist Environment System** or **Select Surface Unit**. You're able to remotely initiate a decontamination cycle and initiate the self-contained exhaust system without fear of hydrogen peroxide exposure to the surrounding area.

SAMPLE STERILIZATION CYCLE (EMPTY CHAMBER)

**Injection:** 9ml Cycle (12ml/min.) x2
**Total Injection Time (approx.):** 1m30s Dwell: >10 mins
**Aeration:** ~20 mins.

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TOMI currently has eight (8) SteraMist Custom Engineered Systems (CES) installed throughout the world. The CES is a custom, fully-automatic disinfection and decontamination system built to a facility’s specifications to accommodate unique decontamination needs. TOMI is on track to complete a CES at Fresnius Kabi Labsfel by end of 2021. They have a great interest in installing two (2) additional CES systems throughout that facility which is projected for 2022. Seven (7) additional Fresnius Kabi facilities are interested in implementing CES at their facilities. Merck has interest in multiple additional CES systems. Merck is interested in CES for West Point and throughout their facilities worldwide. Dana Farber, TOMI’s first CES system, has set a precedence in the Boston area. TOMI is seeing interest throughout the area, including Ragon Institute. 12

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Bernadette Burden, a CDC spokeswoman CONFIDENTIAL SteraMist products all comprise of ionized Hydrogen Peroxide (iHP) cold plasma technology which guarantees superior disinfection. TOMI continues to enhance the SteraMist product line by developing and producing new systems which utilize this iHP technology. Development of the Binary Ionization Technology (BIT) solution includes blending low grade hydrogen peroxide solutions, such as 0.35% and 1% to expand TOMI’s market share. 13

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Bernadette Burden, a CDC spokeswoman CONFIDENTIAL TOMI will remain developing new products and solutions for our customers and expanding our clientele. Furthering our internal R&D team and creating an internal manufacturing team will streamline processes and product development. Developing our executive team, sales team, tech team, and other departments will add a significant number of employees. TOMI plans on expanding our corporate headquarters by purchasing the neighboring office space. See blueprint on the right. 14

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The world is still living in a pandemic as coronavirus continues to mutate into different variants. COVID has impacted many business due to shipping, material, and supply issues. Disinfection has remained at the forefront of this pandemic and TOMI strives to continue enhancing SteraMist products in an ongoing effort to provide a universal disinfection solution. 15 THANK YOU! TOMI™ Environmental Solutions, Inc. 1-800-525-1698 | 1-310-275-2255 www.tomimist.com | info@tomimist.com

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